EXHIBIT 23.3
                       Consent of Independent Accountants



The Board of Directors

Advanced Electronic Support Products Computertillbehor i Sweden AB:

We consent to the use of our report included herein and the reference to our firm under the heading "Experts" in the prospectus.



   /S/ THOMAS PARCK
---------------------------------
Thomas Parck
Approved Public Accountant
KPMG Bohlins AB

Gavle, Sweden
November 11, 1996